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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                               Cotelligent, Inc.

             (Exact name of registrant as specified in its charter)



                                 April 27, 2000

               Date of Report (Date of earliest event reported)


         Delaware                    0-25372                  94-3173918
(State or other jurisdiction       (Commission             (I.R.S. Employer
     of incorporation              File Number)           Identification No.)


   101 California Street, Suite 2050
       San Francisco, California                                 94111
(Address of principal executive offices)                        (Zip Code)


                                 (415) 439-6400

              (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets.  General.

     On April 27, 2000, Cotelligent, Inc. (the "Company") caused its indirectly wholly-owned subsidiary, CZG Mobile Ventures, Inc., a Delaware corporation (the "Member Subsidiary"), to enter into an Operating Agreement (the "Operating Agreement") with bSmart.to Technologies, Inc., a Delaware corporation ("bSmart"), forming a joint venture entity called bSmart.to LLC, a Delaware limited liability company (the "Joint Venture"). The Member Subsidiary owns a 49% membership interest in the Joint Venture and bSmart owns a 51% interest. bSmart's business involves using its patented technology and systems architecture to facilitate real-time information and communication for mobile people over a micro-selection of delivery channels.

     Upon the closing of the joint venture transaction, bSmart will contribute to the Joint Venture certain technology, patent and trademark rights and licenses, as well as certain technology support services. The Company will contribute to the Joint Venture (a) through the Member Subsidiary, $2,000,000 in cash at closing and $8,000,000 upon the sale by the Company of its personnel augmentation division and (b) through its directly wholly-owned subsidiary, Cotelligent USA, Inc., a California corporation ("Cotelligent USA"), (i) certain information technology consulting and implementation and integration services assets and (ii) certain administrative transition services. The Joint Venture intends to utilize these contributions to develop and market m-Commerce solutions in the emerging wireless Internet communications area.

     The Operating Agreement sets forth as exhibits certain additional transaction agreements. Upon the fulfillment of two conditions set forth in the Operating Agreement, such additional transaction agreements will be executed and delivered, and the joint venture transaction closed. The two conditions involve the Company obtaining (a) the consent of its creditor, Fleet National Bank, N.A., to the contributions to be made to the Joint Venture and the release of certain security interests in the assets to be contributed by Cotelligent USA and (b) any required third-party consents to the assignment of all material contracts to be contributed to the Joint Venture by Cotelligent USA. Because the Company has no control over such third parties, there can be no assurance that any or all third parties will grant such consents and, therefore, that the joint venture transaction will be consummated.

     The additional transaction documents include a five-year Warrant granted to bSmart to purchase securities of the Company totaling 4% of the Company's outstanding common stock at an exercise price of $8 per share, and a five-year Warrant granted to the Company to purchase securities of bSmart totaling 4% of bSmart's outstanding common stock at an exercise price equal to the most recent valuation of bSmart.

     A copy of the Operating Agreement (including all exhibits) is being filed with the Securities and Exchange Commission as an Exhibit to this Current Report on Form 8-K. This summary description of the joint venture transaction does not purport to be complete and is qualified in its entirety by reference to the Operating Agreement, which is incorporated herein by reference.
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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits.

          Exhibit No.               Exhibit

                1 Operating Agreement, dated as of April 27, 2000, between CZG Mobile Ventures, Inc. and bSmart.to Technologies, Inc. (including exhibits).

               99             Press Release dated April 27, 2000.


                                   Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              COTELLIGENT, INC.


                              By:/s/ Daniel E. Jackson
                                 ---------------------------------------
                                 Daniel E. Jackson
                                 Executive Vice President, Chief Financial
                                 Officer & Treasurer

Dated: May 11, 2000
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                                 EXHIBIT INDEX

Exhibit No.                                       Description

    1 Operating Agreement, dated as of April 27, 2000, between CZG Mobile Ventures, Inc. and bSmart.to Technologies, Inc. (including exhibits).

   99                        Press Release dated April 27, 2000.